Exhibit 99.2

 Financial Results4Q & FYE 2017

 2  Forward-Looking Statements  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management's current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities, how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty about whether approvals by the New York FED will be provided for future payments of dividends to stockholders or for receiving dividends from FirstBank, or for making payments on trust preferred securities or subordinated debt, incurring, increasing or guaranteeing debt or repurchasing any capital securities, despite the consents that have enabled the Corporation to pay quarterly interest payments on the Corporation’s subordinated debentures associated with its trust preferred securities since the second quarter of 2016, and for future monthly dividends on the non-cumulative perpetual preferred stock, despite the consents that have enabled the Corporation to pay monthly dividends on its non-cumulative perpetual preferred stock since December 2016; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s common stockholders in the future due to the Corporation’s need to receive regulatory approvals to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Agenda  Fourth Quarter & FYE 2017 Highlights Aurelio Alemán, President & Chief Executive OfficerFourth Quarter & FYE 2017 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

 Key Highlights  4  Fourth Quarter & FYE 2017 Highlights

   Puerto Rico Update – Impact of Hurricanes Irma & Maria  Recovery of Critical Services  5  Source: www.status.pr  Hurricane Irma% of ECR Branches1 Week After Impact / Today  Hurricane Maria% of PR Branches1 Week After Impact / Today  1 Week After Hurricane María  Jan 26, 2018 Hurricane María      Total Branches Open  Total Branches on the Electrical Grid

 Profitability  4Q 20117 net income of $24.2 million, or $0.11 per diluted share, compared to net loss of $10.8 million in 3Q 2017.FY2017 net income of $67.0 million (which included $71.3 pre-tax hurricane-related provision in addition to storm-related increased expenses / reduced revenue) or $0.30 per diluted share, compared to $93.2 million for FY 2016.Adjusted pre-tax, pre-provision income of $53.9 million, compared to $53.5 million for 3Q 2017. FY2017 adjusted pre-tax pre-provision income of $217.8 million compared to $208.3 million in FY 2016.  Asset Quality  Total NPAs increased by $9.9 million to $650.6 million, or 5.3% of assets, in 4Q 2017. Year-over-year NPAs declined $83.9 million. Non-performing loan inflows of $58.3 million compared to $103.9 million in 3Q 2017.Provision for loan and lease losses decreased $49.3 million to $25.7 million (which included a $4.8 million storm related provision) compared to $75.0 million in 3Q 2017 (which included a $66.5 million storm-related provision). Net charge-off rate of 1.12% compared to 0.80% for the 3Q 2017.  Core Deposits  Deposits, net of government and brokered, increased by $377.0 million to $7.2 billion. Most of this growth occurred in noninterest-bearing deposits, which grew 16%, or $247.5 million compared to the prior quarter.Brokered certificates of deposit (CDs) decreased by $104.8 million in 4Q 2017.Government deposits decreased in the quarter by $15.5 million to $652.0 million as of 4Q 2017.  Capital  4Q 2017 capital position: Total Risk Based Capital Ratio of 22.5%;Tier 1 Ratio Risk Based Capital Ratio of 19.0%; andLeverage Ratio of 14.0%.Tangible book value per common share of $8.28 compared to $8.21 in 3Q 2017.  6  Fourth Quarter & FYE 2017 Highlights

Fourth Quarter 2017 Highlights: LOAN PORTFOLIO

1 First BanCorp

Loan Portfolio ($ millions)


$8,936
$8,868
$8,899
$8,905
$8,883
50
46
37
28
33
3,749
3,704
3,728
3,746
3,698
125
138
122
129
111
1,716
1,707
1,728
1,728
1,750
3,296
3,273
3,283
3,274
3,291
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017

Loan Originations* ($ millions)


$852
$945
$992
$666
$614
$922
417
525
538
335
332
484
2
26
9
11
13
12
240
230
265
208
176
242
193
164
180
112
93
184
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017
3Q16 - 2Q17 Avg.

Residential Mortgage | Consumer & Finance Leases | Construction | Commercial | Loans HFS

Despite a challenging market environment, we continue to achieve results through our regional diversification:

Loan Portfolio:

- The loan portfolio decreased $21.3 million.
- Florida now represents approximately 19% of the loan portfolio.
- Rebuilding efforts in Puerto Rico should provide opportunities for loan growth in the latter part of 2018.

Origination Activity:

- The hurricanes impacted origination activity in Puerto Rico and the Virgin Islands.
- Loan originations in the Florida region increased by $23.1 million and continues to actively support our balance sheet.

** Including refinancing and draws from existing revolving and non-revolving commitments.*

7

8  Total Deposit Composition (%)  Core Deposits* ($ millions)  * Core deposits are total deposits excluding brokered CDs.   Core deposits experienced strong growth; noninterest bearing increased 16%, or $247.5 million.   Fourth Quarter 2017 Highlights: Deposit Mix   Retail    Commercial    CDs & IRAs    Public Funds    $7,489  $7,511  $7,392  Non-brokered deposits, excluding government deposits, increased $377.0 million in 4Q 2017, reflecting an increase of $291.4 million in Puerto Rico and $91.4 million in the Virgin Island region, partially offset by an decrease of $6.2 million in the Florida region. Government deposits decreased in 4Q 2017 by $15.5 million to $652.0 million.Brokered CDs decreased by $104.8 million in 4Q 2017, now representing 13% of total deposits.  $7,499  $7,872

 9  Results of Operations  Fourth Quarter & FYE 2017 Results

 10  Results of Operations: Fourth Quarter Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

 11  Key Highlights  Net Interest Income ($ millions)  Net interest income decreased $0.6 million in 4Q 2017. This decrease was mainly due to:A $0.8 million decrease in interest income on commercial loans primarily related to a $37.9 million decrease in the average balance of these portfolios and the interest income reversals on loans placed on nonaccrual status offset by the increase in market rates.A $0.5 million decrease in interest income on U.S. agency MBS associated to both a $38.6 million decrease in the average balance and a $0.2 million increase in the premium amortization expense resulting from higher prepayment.Partially offset by a $0.8 million increase in interest income from the increased liquidity maintained at the Federal Reserve Bank primarily due to the increased level of deposits.GAAP NIM decreased 7 basis points to 4.26%, primarily driven by the aforementioned increase in liquidity.  Results of Operations: Net Interest Income

 12  Key Highlights  Adj. Non-Interest Income** ($ millions)  * Other for 1Q 2017 of -$1.2 million due to a $12.2 million OTTI charge on Puerto Rico Government securities.** Non-GAAP adjusted non interest income – See Appendix page 24 for reconciliation.  Non-interest income for 4Q 2017 amounted to $15.0 million, compared to $18.6 million for 3Q 2017 2017. Non-interest income for 3Q 2017 includes the $1.4 million gain on the repurchase and cancellation of $7.3 million of trust preferred securities. Adjusted non-interest income, excluding the 3Q 2017 gain, decreased by $2.3 million primarily due a $1.2 million decrease in revenues from mortgage banking activities driven by lower origination and sales volumes and a $0.9 million decrease in service charges on deposits due to reduced business activity caused by Hurricanes Irma and Maria.  Results of Operations: Non-Interest Income  $20.5  $15.0  $20.2  $20.2  GAAP Non-Interest Income ($ millions)  $15.0  $20.5  $18.6  $23.6  $8.2 *  $17.3

 13  Results of Operations: Operating Expenses  Non-interest expenses decreased by $0.5 million in 4Q 2017 to $85.1 million. Non-interest expenses for 4Q 2017 included insurance deductibles related to damages assessed on certain OREO properties damaged by Hurricane Maria and estimated storm-related costs not recoverable under insurance policies totaling $1.7 million.For 3Q 2017, non-interest expenses include costs of $0.6 million associated with storm relief efforts and assistance to employee. Expected insurance recoveries of $1.7 million for employees’ compensation and rental costs that the Corporation incurred when Hurricanes Irma and Maria precluded employees from working during September were recognized as an offset to non-interest expenses. Excluding theses items, non-interest expenses declined $3.3 million this quarter due to:A $0.9 million decrease in adjusted employees’ compensation and benefits related to lower bonus and incentive-compensation accruals.A $0.8 million decrease in other professional fees.A $0.7 million decrease in credit and debit card processing expenses primarily associated with a lower volume of transactions impacted by the drop in business activity after the storms.

 14  Non-Performing Assets ($ millions)  The increase in NPAs was primarily attributable to the inflow of storm-impacted commercial and construction credits in Puerto Rico and the Virgin Islands. Inflows to non-performing loans were $58.3 million, a decrease of $45.5 million, compared to inflows of $103.9 million in the second quarter of 2017. A portion of this reduction is related to the moratorium for residential mortgage borrowers.  NPAs increased by $10 million to $651 million or 5.3% of assets:  Results of Operations: Asset Quality  Q-o-Q Change in NPAs  Migration Trend ($ millions)

 15  Key Highlights  Net Charge-Offs ($ millions)  Net charge-offs for the fourth quarter of 2017 were $24.7 million, or an annualized 1.12% of average loans, compared to $17.6 million, or an annualized 0.80% of average loans, in the third quarter of 2017. Allowance coverage ratio of 2.62% compared to 2.60% in 3Q 2017. The ratio of the allowance to NPLs held for investment was 47.4% as of December 31, 2017 compared to 48.8% as of September 30, 2017.  Commercial NPLs (Includes HFS)  *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.   Results of Operations: Net Charge-offs  $25  $18  $48  $32  $28

 16  Select Financial Information  Results of Operations: FYE 2017 Financial Highlights

 17  Results of Operations: Capital Position  Capital Ratios (%)  Total stockholders’ equity amounted to $1.9 billion as of December 31, 2017, an increase of $15.3 million from September 30, 2017, mainly driven by the earnings generated in the fourth quarter, partially offset by a decrease in the fair value of available-for-sale investment securities recorded as part of other comprehensive income.  Capital Ratios (%)

 18  Fourth Quarter Results  Q & A

 19  Fourth Quarter Results  Exhibits

 20  NPLs Held for Investment - Migration  ($ in 000)

 21  Fourth Quarter 2017 Highlights: PR Government Exposure      ($ in millions)  As of December 31, 2017, the Corporation had $214.5 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $214.8 million as of September 30, 2017. 86% of direct government exposure is to municipalities, which are supported by assigned property tax revenues. As of December 31, 2017, the non-performing loans guaranteed by the TDF are being carried (net of reserves and accumulated charge-offs) at 52% of unpaid principal balance.As of December 31, 2017, the Corporation had $490.3 million of public sector deposits in Puerto Rico, compared to $508.2 million as of September 30, 2017. Approximately 28% is from municipalities and municipal agencies in Puerto Rico and 72% is from public corporations and the central government and agencies in Puerto Rico.

 22  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 23  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 24  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Non-interest IncomeAdjusted non-interest income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted non-interest income, as defined by management, represents non-interest income (loss) excluding certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is non-interest income adjusted to exclude gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives, the gain from recovery of investments previously written off, brokerage and insurance commissions from the sale of large fixed annuities contracts, and OTTI charges on debt securities, the gain on the repurchase and cancellation of trust preferred securities, the gain on sale of merchant contracts.